Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Vice President, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Epicor® Reports 2010 Second Quarter Results

IRVINE, Calif. — July 29, 2010 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today reported financial results for its second quarter ended June 30, 2010. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q.

Epicor chairman, president and CEO George Klaus commented, “The 2010 second quarter was another solid quarter for Epicor with all revenue lines and non-GAAP1 net income growing over the 2009 second quarter. The momentum we are seeing behind Epicor 9 continues and helped drive software license revenue growth of more than 9% over the second quarter of 2009 and free cash flow2 of $11.2 million. Our consulting arm is doing an excellent job with implementations and we now have more than 200 customers running their businesses on Epicor 9, with more than 140 others scheduled to go live throughout the balance of the year. Epicor’s software solutions are making a difference for our customers as evidenced by strong maintenance retention rates, which were 94% for the fourth quarter in a row. We continue to strengthen our competitive position, which we believe is enabling us to take market share throughout the world, and our continued investment in Epicor 9 is paying dividends in sales momentum and customer satisfaction.”

Total revenue for the 2010 second quarter was up 9% to $109.2 million, when compared to 2009 second quarter revenue of $100.4 million. The 2010 second quarter GAAP net loss was $1.0 million, or loss of $0.02 per share, compared to a GAAP net loss of $6.7 million, or loss of $0.11 per diluted share in the 2009 second quarter.

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Epicor Reports Q2 2010 Results

Non-GAAP net income for the 2010 second quarter was up 14% to $7.7 million, or $0.13 per diluted share, compared to non-GAAP net income of $6.7 million, or $0.11 per diluted share in the 2009 second quarter.

2010 Second Quarter Revenue by Segment: 2010 second quarter license revenue was $19.2 million, up more than 9% when compared to 2009 second quarter license revenue of $17.5 million. 2010 second quarter maintenance revenue was up modestly to $47.5 million when compared to 2009 second quarter maintenance revenue of $47.3 million. Consulting revenue grew 7% to $34.3 million in the 2010 second quarter, versus 2009 second quarter consulting revenue of $32.1 million. Hardware and other revenue for the 2010 second quarter was $8.2 million, up more than 130% when compared to hardware and other revenue of $3.5 million in the prior year’s second quarter.

Balance Sheet Summary: The Company’s balance sheet at June 30, 2010, included cash and cash equivalents of $109.4 million. The balance sheet benefited from free cash flow of $11.2 million during the 2010 second quarter, which also enabled the Company to make a discretionary $5.0 million payment to reduce the outstanding balance on its credit facility during the 2010 second quarter. The Company’s total outstanding debt as of June 30, 2010, consists primarily $230 million in aggregate principal amount of the Company’s 2.375% senior convertible notes (less a debt discount of $38.0 million) and $62.5 million in aggregate principal amount under the Company’s credit facility, currently bearing an interest rate of LIBOR plus 4.0%.

At the end of the 2010 second quarter, net accounts receivable was approximately $85.4 million. The Company had solid cash collections of approximately $117.0 million during the 2010 second quarter. Days sales outstanding (DSOs) in the 2010 second quarter were 71, down when compared to 76 in the first quarter of 2010. Total deferred revenue at the end of the 2010 second quarter was $99.4 million.

Business Outlook: For Epicor’s 2010 third quarter, total revenue is expected to be $106 to $108 million, with non-GAAP earnings per diluted share3 for the 2010 third quarter expected to be $0.13 to $0.15.

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Epicor Reports Q2 2010 Results

Earnings Conference Call

The Company will hold an investor and analyst conference call today at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time.

What:	Epicor 2010 Second Quarter Earnings Conference Call
When:	Thursday, July 29, 2010
Time:	2:00 p.m. PT
Dial in:	+1 (800) 357-9448; or outside the U.S. +1 (719) 867-0354
Conf ID:	Epicor 2010 second Quarter Earnings Call
Webcast:	http://ir.epicor.com

On the call, chairman, president and CEO George Klaus and executive vice president and CFO Michael Pietrini will review 2010 second quarter earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at http://ir.epicor.com and will be archived for thirty days following the call on the Company’s Web site.

1 Please see the reconciliations to GAAP measures provided at the end of this press release as well as the information provided below under the heading “Non-GAAP Financial Measures.”

2 Free cash flow is a non-GAAP measure. The Company calculates free cash flow as adjusted EBITDA (also a non-GAAP measure), plus stock-based compensation, less capital expenditures, cash paid for income taxes and net interest. Please refer to the reconciliation of adjusted EBITDA and free cash flow, as well as the information provided below under the heading “Non-GAAP Financial Measures.”

3 The Company’s 2010 third quarter non-GAAP earnings per diluted share guidance excludes current expectations for third quarter amortization of intangible assets of approximately $7.0 million, third quarter stock-based compensation expense of approximately $3.6 million and approximately $2.1 million in non-cash interest expense for the third quarter related to amortization of debt discount. 2010 third quarter non-GAAP earnings per share expectations assume a weighted average share count of 60 million shares.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

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Epicor Reports Q2 2010 Results

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues (including growth rates), earnings and earnings per share (including on a non-GAAP basis), non-GAAP free cash flow, the Company’s products, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include, but are not limited to, changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; and other factors discussed in Epicor’s annual report on Form 10-K for the year ended December 31, 2009 and other reports Epicor files with the SEC. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measure. The Company uses non-GAAP earnings measures, non-GAAP net income, adjusted EBITDA, EBITDA margins and free cash flow in this press release. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP financial measures for 2009 and 2010 used by the Company are defined to include deferred revenues from NSB that were adjusted to fair value as required by purchase accounting in accordance with GAAP reporting, and to exclude amortization of intangible assets, stock-based compensation expense, amortization of long-term debt discount from the Company’s May 2007 convertible note offering, the write-off of debt issuance fees, a Venezuela currency devaluation, and restructuring and other, which include costs associated with workforce reductions, and other charges. The

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Epicor Reports Q2 2010 Results

non-GAAP financial measures for 2009 and 2010 used by the Company are also defined to reflect income taxes at a 38% tax rate.

Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Management believes it is appropriate to exclude the Venezuela currency devaluation charge, the write-off of debt issuance fees, the amortization of long-term debt discount from the Company’s May 2007 convertible note offering, as well as restructuring and other charges, which included costs associated with the integration of NSB into Epicor and costs associated with workforce reductions, because these charges are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies. Finally, management believes that using a 38% tax rate is appropriate because it allows comparisons of our operating results that are more consistent with prior periods presented, as well as more accurate comparisons of our operating results to our peer companies.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

- TABLES FOLLOW –

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Epicor Reports Q2 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,373	$106,861
Accounts receivable, net	85,357	90,011
Deferred income taxes	24,942	11,572
Inventory, net	3,033	1,819
Prepaid expenses and other current assets	18,161	13,976

Total current assets	240,866	224,239

Property and equipment, net	26,878	28,511
Deferred income taxes	21,425	21,867
Intangible assets, net	69,690	84,107
Goodwill	367,826	368,336
Other assets	9,974	10,990

Total assets	$736,659	$738,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,504	$13,966
Accrued expenses	39,699	46,754
Current portion of long-term debt	214	202
Current portion of accrued restructuring costs	1,631	1,694
Current portion of deferred revenue	99,079	96,040

Total current liabilities	157,127	158,656

Long-term debt, less current portion	254,607	255,535
Accrued restructuring costs	5,035	4,423
Deferred revenue	368	392
Deferred income taxes and other income taxes	14,594	15,172
Other long-term liabilities	3,131	3,785

Total long-term liabilities	277,735	279,307

Stockholders’ equity:
Common stock	66	63
Additional paid-in capital	431,346	422,460
Less: treasury stock at cost	(23,298)	(20,670)
Accumulated other comprehensive loss	(8,331)	(4,825)
Accumulated deficit	(97,986)	(96,941)

Total stockholders’ equity	301,797	300,087

Total liabilities and stockholders’ equity	$736,659	$738,050

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Epicor Reports Q2 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
License fees	$19,160	$17,533	$35,396	$30,710
Consulting	34,344	32,061	65,433	63,512
Maintenance	47,503	47,340	95,463	94,206
Hardware and other	8,158	3,513	12,154	10,711

Total revenues	109,165	100,447	208,446	199,139

Cost of revenues	51,638	44,009	96,422	90,192
Amortization of intangible assets	7,051	8,221	14,108	16,626

Total cost of revenues	58,689	52,230	110,530	106,818

Gross profit	50,476	48,217	97,916	92,321

Operating expenses:
Sales and marketing	20,595	18,151	41,729	36,241
Software development	13,656	12,432	27,535	24,838
General and administrative	11,940	14,033	24,155	28,224
Restructuring and other	2,626	(204)	2,671	1,207

Total operating expenses	48,817	44,412	96,090	90,510

Income from operations	1,659	3,805	1,826	1,811
Interest expense	(5,003)	(4,877)	(9,960)	(10,870)
Interest and other income (expense), net	14	(65)	(1,292)	(231)

Loss before income taxes	(3,330)	(1,137)	(9,426)	(9,290)
Income tax provision (benefit)	(2,318)	5,543	(8,382)	(982)

Net loss	$(1,012)	$(6,680)	$(1,044)	$(8,308)

Net loss per share:
Basic	$(0.02)	$(0.11)	$(0.02)	$(0.14)
Diluted	$(0.02)	$(0.11)	$(0.02)	$(0.14)

Weighted average common shares outstanding:
Basic	58,990	59,486	58,813	59,237
Diluted	58,990	59,486	58,813	59,237

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Epicor Reports Q2 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP NET INCOME RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Loss before income taxes	$(3,330)	$(1,137)	$(9,426)	$(9,290)

Add back:
Amortization of intangible assets	7,051	8,221	14,108	16,626
Stock-based compensation expense	3,461	1,644	7,740	4,062
Amortization of long-term debt discount	2,105	1,959	4,172	3,882
Restructuring and other	2,626	(204)	2,671	1,207
Venezuela currency devaluation	—	—	1,315	—
Debt issuance fees write off	—	—	—	924
Deferred revenue fair value adjustment	—	—	—	432
Other	(138)	—	(138)	—

Non-GAAP income before income taxes	11,775	10,483	20,442	17,843
Non-GAAP provision for income taxes [1]	(4,104)	(3,769)	(7,052)	(6,460)

Non-GAAP net income	$7,671	$6,714	$13,390	$11,383

Non-GAAP net income per diluted share	$0.13	$0.11	$0.22	$0.19

Weighted average common shares outstanding:
Diluted	59,563	60,102	59,536	59,773

[1]

The Company utilizes a 38% tax rate for the calculation of the non-GAAP provision for income taxes for comparison purposes with other periods. The non-GAAP effective income tax rates reflected above differ from 38% due to certain non-deductible non-GAAP add backs.

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Epicor Reports Q2 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total revenues	$109,165	$100,447	$208,446	$199,139

Net loss	$(1,012)	$(6,680)	$(1,044)	$(8,308)
Income tax provision (benefit)	(2,318)	5,543	(8,382)	(982)
Interest expense	5,003	4,877	9,960	10,870
Amortization of intangible assets	7,051	8,221	14,108	16,626
Depreciation	1,822	2,035	3,686	4,119
Restructuring and other	2,626	(204)	2,671	1,207
Venezuela currency devaluation	—	—	1,315	—
Deferred revenue fair value adjustment	—	—	—	432
Interest and other (income) expense, net	(14)	65	(23)	231

Adjusted EBITDA	$13,158	$13,857	$22,291	$24,195

Adjusted EBITDA percent of total revenues	12.1%	13.8%	10.7%	12.1%

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Epicor Reports Q2 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY FREE CASH FLOW RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net loss	$(1,012)	$(6,680)	$(1,044)	$(8,308)
Income tax provision (benefit)	(2,318)	5,543	(8,382)	(982)
Interest expense	5,003	4,877	9,960	10,870
Amortization of intangible assets	7,051	8,221	14,108	16,626
Depreciation	1,822	2,035	3,686	4,119
Restructuring and other	2,626	(204)	2,671	1,207
Venezuela currency devaluation	—	—	1,315	—
Deferred revenue fair value adjustment	—	—	—	432
Interest and other (income) expense, net	(14)	65	(23)	231

Adjusted EBITDA	$13,158	$13,857	$22,291	$24,195

Adjusted EBITDA	$13,158	$13,857	$22,291	$24,195
Non-cash stock-based compensation	3,461	1,644	7,740	4,062
Capital expenditures	(1,367)	(1,258)	(2,207)	(2,039)
Cash paid for taxes	(1,304)	(973)	(2,370)	(1,912)
Net interest	(2,764)	(2,687)	(5,490)	(6,487)

Free cash flow	$11,184	$10,583	$19,964	$17,819

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